UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2020

AKEBIA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 871-2098

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AKBA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Favorable Ruling on Invalidity Proceedings Against FibroGen, Inc. in the United Kingdom

As previously disclosed, on December 13, 2018 Akebia Therapeutics, Inc. (“Akebia” or the “Company”) and Akebia’s collaboration partner for its Phase 3 product candidate, vadadustat, Otsuka Pharmaceutical Co. Ltd. (“Otsuka”), filed Particulars of Claim in the Patents Court of the United Kingdom (the “UK”) to challenge the validity of FibroGen, Inc.’s (“Fibrogen’s”) six hypoxia inducible factor-related patents in the UK: European Patent (UK) No. 1463823 (the “’823 EP Patent (UK)”), European Patent (UK) No. 1633333 (the “’333 EP Patent (UK)”), European Patent (UK) No. 2322153 (the “’153 EP Patent (UK)”), European Patent (UK) No. 2322155 (the “’155 EP Patent (UK)”), European Patent (UK) No. 2289531 (the “’531 EP Patent (UK)”), and European Patent (UK) No. 2298301 (the “’301 EP Patent (UK)”). Also as previously disclosed, in September 2019, Akebia and Otsuka filed an Amended Particulars of Claim to include FibroGen’s European Patent No. 1487472 (the “’472 EP Patent (UK)”), and on February 28, 2020, the parties agreed to dismiss the ’472 EP Patent (UK) from the lawsuit.

A trial was conducted on March 2-19, 2020. On April 20, 2020, the Patents Court of the United Kingdom issued a judgment in favor of Akebia and Otsuka, which invalidated all of the claims at issue in each of the ’823 EP Patent (UK), the ’333 EP Patent (UK), the ’153 EP Patent (UK), the ’155 EP Patent (UK) and the ’301 EP Patent (UK). The ’531 EP Patent (UK) was amended to a single claim to recite one specific compound; this claim was held to be valid but not infringed by vadadustat.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

Date: April 20, 2020	By:	/s/ John P. Butler
	Name:	John P. Butler
	Title:	President and Chief Executive Officer